SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: (Date of earliest event reported)         September 29, 1998


                                  Cortech, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of Incorporation)


        0-22018                                           84-0894091
(Commission File Number)                    (IRS Employer Identification Number)


6850 N. Broadway, Suite G, Denver, Colorado                             80221
(Address of Principal Executive Offices)                              (Zip Code)


                                  303-650-1200
              (Registrant's Telephone Number, including area code)

                                 Not Applicable
         (Former name or former addresses, if changed since last report)

Item 5. Other Information
-------------------------

     On September 29, 1998, the Board of Directors of Cortech, Inc. (the "Company") authorized the redemption of all outstanding preferred share purchase rights issued pursuant to the Rights Agreement, dated as of June 13, 1995, between the Company and American Securities Transfer, Inc., as Rights Agent, effective as of the close of business on October 13, 1998, with the redemption price of $.10 per right to be paid in cash on October 14, 1998 to the holders of record of Common Stock of the Company as of the close of business on October 13, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)     Exhibits

Item    Exhibit

20 Copy of the letter to be sent to Stockholders, dated October 14, 1998, relating to the redemption of preferred share purchase rights issued pursuant to the Agreement, dated as of June 13, 1995, between the Company and American Securities Transfer, Inc., as Rights Agent.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  CORTECH, INC.


                                                  By: /s/ John W. Galuchie, Jr.
                                                      --------------------------
                                                  Name:  John W. Galuchie, Jr.
                                                  Title: President

Dated: October 5, 1998